UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): February 9, 2015

BALDWIN & LYONS, INC.
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(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 Congressional Boulevard, Carmel, IN	46032
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                       (317) 636-9800
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Not applicable
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 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
       2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
      4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers

The following information, including the Exhibit to this Form 8-K, is being furnished pursuant to Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On February 9, 2015, Baldwin & Lyons, Inc. (“the Company”) issued a press release announcing the election of a new director effective February 5, 2015. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K. It is incorporated by reference to Item 9.01 below as if fully set forth therein.

In accordance with Item 5.02(d), the Company announced the election of Mr. Arshad Zakaria to the Company’s Board of Directors, effective February 5, 2015.  Mr. Zakaria is the Chief Executive and Co-Founder of New Vernon Capital LLC.  Mr. Zakaria is a member of the Investment Committee and there are no reportable transactions with regard to Mr. Zakaria as would be required by Item 404(a) of Regulation S-K.

A copy of this press release is also posted on the Company’s website.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

99.1  Baldwin & Lyons, Inc. press release dated February 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

February 9, 2015                                                                   by: /s/ Joseph J. DeVito
Joseph J. DeVito
Chief Executive Officer and President